Exhibit 99.1

CONTINEUM THERAPEUTICS REPORTS FIRST-QUARTER 2025 FINANCIAL RESULTS; AFFIRMS KEY CLINICAL DEVELOPMENT MILESTONES

- Topline data from PIPE-791 Phase 1b positron emission tomography (PET) trial expected in the second quarter of 2025

- PIPE-791 chronic toxicity studies completed to support future Phase 2 trials

- Topline data from PIPE-307 Phase 2 VISTA trial for the treatment of relapsing-remitting multiple sclerosis (RRMS) anticipated in the second half of 2025

- Cash runway projected through 2027

SAN DIEGO – May 14, 2025 – Contineum Therapeutics, Inc. (NASDAQ: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (NI&I) indications, today reported its first-quarter 2025 financial results and affirmed its key clinical development milestones.

“We remain on track to achieve all of our clinical operations milestones and significant clinical data readouts,” said Carmine Stengone, CEO, Contineum Therapeutics. “We expect to report topline data from our PIPE-791 Phase 1b positron emission tomography (PET) trial in the second quarter of 2025 and from our PIPE-307 Phase 2 VISTA trial for the treatment of relapsing-remitting multiple sclerosis (RRMS) in the second half of 2025.”

Stengone continued, “Our potentially best-in-class/first-in-class LPA1 and M1 receptor antagonists support our vision of seeking better and new therapies for patients that have limited options today. With a solid balance sheet that carries us through 2027, we remain focused on executing against our clinical development objectives.”

Key Clinical Development Milestones

●

Contineum expects topline data from its PIPE-791 Phase 1b PET trial in the second quarter of 2025. This Phase 1b, open label, single-center trial is designed to measure the correlation of pharmacokinetics to receptor occupancy by PET imaging in healthy volunteers, as well as idiopathic pulmonary fibrosis (IPF) and progressive multiple sclerosis (PrMS) patients. More information on this trial can be found at https://clinicaltrials.gov (NCT06683612).

●	The Company completed the PIPE-791 chronic toxicity studies required to support future Phase 2 trials.

●	Contineum plans to initiate Phase 2 proof-of-concept clinical trials in IPF and PrMS in the second half of 2025.

●	The Company anticipates topline data from its PIPE-791 Phase 1b chronic pain trial in early 2026. This Phase 1b, randomized, double-blind, placebo-controlled, crossover trial initiated patient dosing in March 2025. PIPE-791 is being evaluated for the treatment of chronic pain associated with two separate indications, osteoarthritis (OA) and low back pain (LBP).

●

Contineum expects topline data from its PIPE-307 Phase 2 VISTA RRMS trial in the second half of 2025. This Phase 2, randomized, double-blind, placebo-controlled, multi-center, proof-of-concept trial is designed to assess safety and efficacy in RRMS patients and to measure multiple clinical and imaging endpoints sensitive to changes in remyelination in RRMS. More information on this trial can be found at https://clinicaltrials.gov (NCT06083753).

●

In December 2024, Johnson & Johnson began recruiting an estimated 124 adult participants for a Phase 2 trial of PIPE-307/JNJ-89495120. This trial is a randomized, double-blind, multicenter, placebo-controlled, proof-of-concept study to evaluate the efficacy, safety and tolerability of PIPE-307/JNJ-89495120 as monotherapy in adult participants with major depressive disorder (MDD). More information on this trial can be found at https://clinicaltrials.gov (NCT06785012).

●	The Company plans to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration (FDA) for CTX-343 in the second half of 2025.

First-Quarter 2025 Financial Results

●	Cash, cash equivalents and marketable securities were $190.7 million as of March 31, 2025. Contineum believes it should have sufficient cash resources to fund its planned operations through 2027.

●

Research and development expenses were $13.7 million, a 76 percent increase from the first quarter of 2024, largely due to higher clinical development expenses related to the advancement of the Company’s PIPE-791 and PIPE-307 programs and higher employee-related costs. The Company continues to believe its full-year 2025 research and development expenses will be significantly higher when compared to the full-year 2024 due to a meaningful increase in clinical development activity across its pipeline.

●

General and administrative expenses were $4.4 million, a $2.2 million increase from the first quarter of 2024. The increase was primarily driven by higher stock-based compensation expense and employee-related costs.

●	Net loss was $16.0 million for the three months ended March 31, 2025, as compared to $8.4 million for the prior-year quarter.

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for NI&I indications with significant unmet need. Contineum is advancing a pipeline of internally-developed programs with multiple drug candidates now in clinical trials. PIPE-791 is an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis, progressive multiple sclerosis and chronic pain. PIPE-307 is a selective inhibitor of the M1 receptor in clinical development for relapsing-remitting multiple sclerosis and major depressive disorder. For more information, please visit www.contineum-tx.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s clinical trial and product development plans and timelines, including, but not limited to, the expected timing of the topline data from the PIPE-791 Phase 1b PET trial or from the PIPE-307 Phase 2 VISTA RRMS trial; whether the results of the completed toxicology studies will be sufficient to support the initiation of the Company’s Phase 2 proof-of-concept clinical trials in IPF and PrMS; the Company’s expectations related to the FDA submission process and timelines for CTX-343; its cash runway; the indications, anticipated benefits of, and market opportunities for its drug candidates; its business strategies and plans; and the quotations of the Company’s management. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties, include, but are not limited to, the following: the Company is heavily dependent on the success of PIPE-791 and PIPE-307, both of which are in the early stages of clinical development, and neither of these drug candidates may progress through clinical development or receive regulatory approval; the results of earlier preclinical studies and clinical trials, including those conducted by third parties, may not be predictive of future results and unexpected adverse side effects or inadequate efficacy of the Company’s drug candidates may limit their development, regulatory approval and/or commercialization; the timing and outcome of research, development and regulatory review is uncertain; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to the Company’s competitors, including the results of studies or regulatory determinations relating to the Company’s competitors; risks associated with reliance on third parties to successfully conduct clinical trials and, in the case of PIPE-307, the Company’s reliance, pursuant to a global license and development agreement, upon Janssen Pharmaceutica NV, a Johnson & Johnson company, to develop PIPE-307 for any other indication other than relapsing-remitting multiple sclerosis and, after completion of the Company’s PIPE-307 Phase 2 VISTA trial, Janssen Pharmaceutica NV’s decision, in its sole discretion, whether or not to further develop PIPE-307 for relapsing-remitting multiple sclerosis; the Company has incurred significant operating expenses since inception and it expects that its operating expenses will continue to significantly increase for the foreseeable future; the Company’s license agreement with Janssen Pharmaceutica NV may not result in the successful development of PIPE-307; the Company may be unable to obtain, maintain and enforce intellectual property protection for its technology and drug candidates; and unstable market and economic conditions and military conflict may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry. Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's periodic filings and in other filings that the Company makes with the Securities and Exchange Commission (SEC) from time to time, which are available on the Company’s website at www.contineum-tx.com under the Investor section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact

Steve Kunszabo

Contineum Therapeutics

Senior Director, Investor Relations & Corporate Communications

858-649-1158

skunszabo@contineum-tx.com

CONTINEUM THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2025	2024
Operating expenses:
Research and development	$13,712	$7,778
General and administrative	4,398	2,152
Total operating expenses	18,110	9,930
Loss from operations	(18,110)	(9,930)
Other income (expense):
Interest income	2,250	1,636
Change in fair value of warrant liability	—	(117)
Other expense, net	(130)	(6)
Total other income, net	2,120	1,513
Net loss	$(15,990)	$(8,417)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	99	(166)
Comprehensive loss	$(15,891)	$(8,583)
Net loss per share, basic and diluted (a)	$(0.62)	$(3.55)
Weighted-average shares of common stock outstanding, basic and diluted	25,868,935	2,369,067

_________________________

(a)	Basic and diluted per share amounts are the same for Class A and Class B shares.

CONTINEUM THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands, except share and par value data)

	March 31,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$22,470	$21,943
Marketable securities	168,240	182,817
Prepaid expenses and other current assets	1,424	1,628
Total current assets	192,134	206,388
Property and equipment, net	891	989
Other long-term assets	4	3
Operating lease right-of-use assets	5,235	5,467
Total assets	$198,264	$212,847
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,645	$1,811
Accrued expenses	3,849	6,711
Current portion of operating lease liabilities	1,455	1,452
Total current liabilities	8,949	9,974
Operating lease liabilities, net of current portion	4,547	4,807
Total liabilities	13,496	14,781
Commitments and contingencies (Note 8)
Stockholders’ equity:
Class A common stock, $0.001 par value; authorized shares—200,000,000 at March 31, 2025 and December 31, 2024; issued and outstanding shares—19,142,377 and 19,125,377 at March 31, 2025 and December 31, 2024, respectively.	19	19
Class B common stock, $0.001 par value; authorized shares—20,000,000 at March 31, 2025 and December 31, 2024; issued and outstanding shares—6,729,172 at March 31, 2025 and December 31, 2024.	7	7
Preferred stock, $0.001 par value; authorized shares—10,000,000 at March 31, 2025 and December 31, 2024; no shares issued or outstanding at March 31, 2025 and December 31, 2024.	—	—
Additional paid-in-capital	317,964	315,371
Accumulated deficit	(133,392)	(117,402)
Accumulated other comprehensive income	170	71
Total stockholders’ equity	184,768	198,066
Total liabilities and stockholders’ equity	$198,264	$212,847